NEWS RELEASE	TALX

Contact: L. Keith Graves Phone: 314-214-7000 E-mail: lkg@talx.com

TALX EXPECTS FOURTH-QUARTER AND FISCAL YEAR
RESULTS TO EXCEED PREVIOUS GUIDANCE

     ST. LOUIS, April 14, 2005 — TALX Corporation (NASDAQ:TALX) reported today that it expects revenues and earnings per share for the fiscal fourth quarter and year ended March 31, 2005, to exceed the company’s previous guidance, primarily reflecting strong revenue growth in The Work Number.

     TALX projects fourth-quarter revenues to range between $44.5 million and $45.5 million, which is above the company’s previous range of $41.5 million to $43.5 million. The estimate for diluted earnings per share from continuing operations increased to a range of $0.30 to $0.31, compared to the previous estimate of $0.23 to $0.25.

     William W. Canfield, president and chief executive officer, commented, “Revenues for The Work Number again exceeded our expectations and for the second quarter in a row are expected to be up approximately 50 percent over the prior year. This growth reflects strong transaction levels within this business, in large part attributable to The Work Number’s reliability, timely data and irrefutable value to our clients.

     “As important as that is however, another factor is playing an increasing role in TALX’s performance: our ability to understand the needs of our clients and then strategically develop applications that leverage our existing relationships. This translates into opportunities to market new services and cross-sell existing services within our highly valued client base. Leveraging our expanded line-up of services continues to be a top priority at TALX.

     “While pursuing these strategic directions, in the fourth quarter we continued to benefit from our integration efforts and focus on cost control. We expect that our overall gross margin will be higher than in the year-earlier quarter. Further, we anticipate that SG&A expenses as a percentage of revenues will reflect a sharp decline from both the sequential quarter and the year-ago level.”

     Revenues for the year are estimated to range between $157.0 million and $158.0 million compared with previous guidance of $154.0 million to $156.0 million. The estimate for diluted earnings per share from continuing operations, including the previously announced settlement with the SEC of $2.5 million, or $0.12 per share, is now a range of $0.71 to $0.72, compared with $0.65 to $0.66 previously. Excluding this SEC settlement charge, guidance for anticipated diluted earnings per share from continuing operations increased to a range of $0.83 to $0.84. See attached “Supplemental Financial Information” for a reconciliation of differences from the comparable GAAP measure.

     All references to earnings per diluted share reflect the previously announced 3-for-2 stock split.

     Also today TALX announced that it had closed on a refinancing of its debt agreement to a $100 million revolving credit facility. Because the new facility is a revolver, there are no scheduled principal payments during the five-year term. Interest rates on borrowings under the new facility can be at LIBOR plus a spread of 1.25% to 2.0%, depending on leverage, or at prime. Under the previous facility (which included both a revolver and term facilities) interest rates were based on LIBOR plus 1.75% to 3.75% or prime plus 0.0% to 0.25%, depending on leverage.

     TALX Corporation is a leading business process outsourcer of payroll data-centric services. Based in St. Louis, Missouri, TALX holds a leadership position in two key employment-related services – automated employment and income verification services via The Work Number ® and unemployment cost management services via UC express ®. TALX also provides paperless payroll services, W-2 services, time entry and approval services, automated hiring services, and tax credit consulting and administrative services. The company’s common stock trades in The Nasdaq National Market under the symbol TALX. For more information about TALX Corporation, call 314-214-7000 or access the company’s web site at www.talx.com.

     Statements in this news release expressing or indicating the beliefs and expectations of management regarding future performance are forward-looking statements including, without limitation, favorable operating trends, anticipated revenue and earnings in the fourth quarter of fiscal 2005 and for the fiscal year ending March 2005, and any other plans, objectives, expectations and intentions contained in this release that are not historical facts. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, without limitation, the preliminary nature of our estimates, which are subject to change as we collect additional information and they are reviewed internally and by our external auditors, as well as the risks detailed in the company’s Form 10-Q for the quarterly period ended September 30, 2004 under the caption “Risk Factors” in “Part I – Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Risk Factors,” as well as (1) risks related to our ability to increase the size and range of applications for The Work Number database and successfully market current and future services and our dependence on third-party providers to do so; (2) the risk that our revenues from The Work Number may fluctuate in response to changes in certain economic conditions such as residential mortgage activity and employment trends; (3) risks relating to the dependence of the market for The Work Number on mortgage documentation requirements in the secondary market and the risk that our revenues and profitability would be significantly harmed if those requirements were relaxed or eliminated; (4) risks associated with our ability to prevent breaches of confidentiality as we perform large-scale processing of verifications; (5) risks associated with our ability to maintain the accuracy, privacy and confidentiality of our clients’ employee data; (6) risks associated with changes in economic conditions or unemployment compensation laws; (7) the risk to our future growth due to our dependence on our ability to effectively integrate acquired companies and capitalize on cross-selling opportunities; (8) risks associated with future challenges regarding applicability of the Fair Credit Reporting Act or any new privacy legislation or interpretation of existing laws; (9) risks relating to the applicability of the SUTA Dumping Prevention Act of 2004 to our tax planning services; and (10) the risk of interruption of our computer network and telephone operations, including potential slowdown or loss of business as potential clients review our operations. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from those expressed or implied by our forward-looking statements. We do not undertake any obligation or plan to update these forward-looking statements, even though our situation may change.

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TALX Corporation and Subsidiaries
Supplemental Financial Information

The Company sometimes uses information derived from consolidated financial information but not presented in the financial statements prepared in accordance with generally accepted accounting principles (“GAAP”). Specifically, in this release, the Company has used non-GAAP financial measures to eliminate the effect on earnings from continuing operations and diluted earnings per share of a $2.5 million charge recorded in connection with a settlement with the SEC.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We use these non-GAAP measures internally to evaluate the performance of the business, including allocation of assets and resources, planning, comparison of financial performance between historical periods and evaluation and compensation of management and staff. We believe that the presentation of these non-GAAP financial measures provides useful information to investors because these measures exclude elements that we do not consider to be indicative of earnings from our ongoing operating activities and allow for an equivalent comparison to prior-period results.

Reconciliation of Adjusted Diluted Earnings Per Share Annual Guidance to GAAP Diluted Earnings Per Share Annual Guidance, after the effect of the previously announced 3-for-2 stock split:

Adjusted diluted EPS from continuing operations	$0.83	to	$0.84
Less: SEC settlement charge	0.12		0.12

GAAP diluted EPS from continuing operations	$0.71	to	$0.72